Exhibit 99.1

Kohl’s Reports Third Quarter Fiscal 2022 Financial Results

•	Third quarter comparable sales decrease 6.9% and net sales decrease 7.2%

•	Third quarter diluted earnings per share of $0.82

•	Kohl’s Board has formed search committee to oversee the search for a new CEO while Tom Kingsbury has agreed to serve as Interim CEO during the transition period

MENOMONEE FALLS, Wis.—(BUSINESS WIRE)—November 17, 2022— Kohl’s Corporation (NYSE:KSS) today reported results for the quarter ended October 29, 2022.

	Three Months				Nine Months
($ in millions, except per share data)	October 29, 2022	October 30, 2021	Change		October 29, 2022	October 30, 2021	Change
Total revenue	$4,277	$4,600	(7.0%)		$12,079	$12,934	(6.6%)
Net sales(1)	(7.2%)	15.5%			(7.1%)	33.9%
Gross margin	37.3%	39.9%	(263	) bps	38.4%	40.6%	(215	) bps
Selling, general, and administrative expenses	$1,334	$1,380	(3.3%)		$3,910	$3,791	3.1%
Reported
Net income	$97	$243	(60%)		$254	$639	(60%)
Diluted earnings per share	$0.82	$1.65	(50%)		$2.02	$4.19	(52%)
Non-GAAP(2)
Adjusted net income	$97	$243	(60%)		$254	$790	(68%)
Adjusted diluted earnings per share	$0.82	$1.65	(50%)		$2.02	$5.18	(61%)

(1)	Represents change in Net sales vs. prior year period.
(2)

Amounts shown for the three and nine months ended October 29, 2022 and the three months ended October 30, 2021 are GAAP as there are no adjustments to Non-GAAP. These amounts are shown for comparability purposes.

“The Kohl’s Board is focused on supporting the management team during this CEO transition period, as well as the Board’s search committee in its pursuit of finding the next CEO to lead Kohl’s. We look forward to partnering with Interim CEO Tom Kingsbury and the entire leadership team to execute at the highest level this holiday season, while also capitalizing on opportunities to strengthen the business. Kohl’s is a great company with extremely bright prospects and I am confident we will find the right candidate to successfully position Kohl’s to drive sales, grow earnings and create shareholder value. On behalf of the Board, I want to thank all of our associates for their dedication and hard work,” said Peter Boneparth, Kohl’s Independent Board Chair.

2022 Outlook Commentary

Given the recent volatility in business trends, the significant macroeconomic headwinds, along with the unexpected CEO transition, the Company will not be providing guidance for the fourth quarter, and therefore is withdrawing its prior full year 2022 guidance.

Accelerated Share Repurchase Agreement

On November 2, 2022, the Company’s $500 million accelerated share repurchase agreement (ASR) was completed, with final settlement occurring on November 7, 2022. In total, the Company received 17.9 million shares, including 11.8 million shares in the third quarter and the remaining 6.1 million shares in the fourth quarter.

Dividend

As previously announced, on November 9, 2022, Kohl’s Board of Directors declared a quarterly cash dividend on the Company’s common stock of $0.50 per share. The dividend is payable December 21, 2022 to shareholders of record at the close of business on December 7, 2022.

Third Quarter 2022 Earnings Conference Call

Kohl’s will host its quarterly earnings conference call at 9:00 am ET on November 17, 2022. A webcast of the conference call and the related presentation materials will be available via the Company’s web site at investors.kohls.com, both live and after the call.

Cautionary Statement Regarding Forward-Looking Information and Non-GAAP Measures

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Company intends forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause the Company’s actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks described more fully in Item 1A in the Company’s Annual Report on Form 10-K and Item 1A of Part II of the Company’s Quarterly

Report on Form 10-Q for the first quarter of fiscal 2022, which are expressly incorporated herein by reference, and other factors as may periodically be described in the Company’s filings with the SEC. Forward-looking statements relate to the date initially made, and Kohl’s undertakes no obligation to update them.

In this press release, the Company provides information regarding adjusted net income and adjusted diluted earnings per share, which are not recognized terms under U.S. generally accepted accounting principles (“GAAP”) and do not purport to be alternatives to net income as a measure of operating performance. A reconciliation of adjusted net income and adjusted diluted earnings per share is provided in this release. The Company believes that the use of these non-GAAP financial measures provides investors with enhanced visibility into its results with respect to the impact of certain costs. Because not all companies use identical calculations, these presentations may not be comparable to other similarly titled measures of other companies.

About Kohl’s

Kohl’s (NYSE: KSS) is a leading omnichannel retailer. With more than 1,100 stores in 49 states and the online convenience of Kohls.com and the Kohl’s App, Kohl’s offers amazing national and exclusive brands at incredible savings for families nationwide. Kohl’s is uniquely positioned to deliver against its strategy and its vision to be the most trusted retailer of choice for the active and casual lifestyle. Kohl’s is committed to progress in its diversity and inclusion pledges, and the company’s environmental, social, and corporate governance (ESG) stewardship. For a list of store locations or to shop online, visit Kohls.com. For more information about Kohl’s impact in the community or how to join our winning team, visit Corporate.Kohls.com or follow @KohlsNews on Twitter.

Contacts

Investor Relations:

Mark Rupe, (262) 703-1266, mark.rupe@kohls.com

Media:

Jen Johnson, (262) 703-5241, jen.johnson@kohls.com

KOHL’S CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Nine Months Ended
(Dollars in Millions, Except per Share Data)	October 29, 2022	October 30, 2021	October 29, 2022	October 30, 2021
Net sales	$4,052	$4,366	$11,386	$12,251
Other revenue	225	234	693	683
Total revenue	4,277	4,600	12,079	12,934
Cost of merchandise sold	2,541	2,623	7,013	7,282
Gross margin rate	37.3%	39.9%	38.4%	40.6%
Operating expenses:
Selling, general, and administrative	1,334	1,380	3,910	3,791
As a percent of total revenue	31.2%	30.0%	32.4%	29.3%
Depreciation and amortization	202	210	608	631
Operating income	200	387	548	1,230
Interest expense, net	81	66	226	195
Loss on extinguishment of debt	—	—	—	201
Income before income taxes	119	321	322	834
Provision for income taxes	22	78	68	195
Net income	$97	$243	$254	$639
Average number of shares:
Basic	118	145	124	151
Diluted	119	147	126	153
Earnings per share:
Basic	$0.82	$1.67	$2.05	$4.24
Diluted	$0.82	$1.65	$2.02	$4.19

ADJUSTED NET INCOME AND DILUTED EARNINGS PER SHARE, NON-GAAP FINANCIAL MEASURES

(Unaudited)

	Three Months Ended		Nine Months Ended
(Dollars in Millions, Except per Share Data)	October 29, 2022	October 30, 2021	October 29, 2022	October 30, 2021
Net income
GAAP	$97	$243	$254	$639
Loss on extinguishment of debt	—	—	—	201
Income tax impact of items noted above	—	—	—	(50)
Adjusted (non-GAAP)	$97	$243	$254	$790
Diluted earnings per share
GAAP	$0.82	$1.65	$2.02	$4.19
Loss on extinguishment of debt	—	—	—	1.32
Income tax impact of items noted above	—	—	—	(0.33)
Adjusted (non-GAAP)(1)	$0.82	$1.65	$2.02	$5.18

(1)

Amounts shown for the three and nine months ended October 29, 2022 and the three months ended October 30, 2021 are GAAP as there are no adjustments to Non-GAAP. These amounts are shown for comparability purposes.

KOHL’S CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in Millions)	October 29, 2022	October 30, 2021
Assets
Current assets:
Cash and cash equivalents	$194	$1,873
Merchandise inventories	4,874	3,642
Other	366	373
Total current assets	5,434	5,888
Property and equipment, net	8,117	7,329
Operating leases	2,318	2,293
Other assets	365	441
Total assets	$16,234	$15,951
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$2,014	$2,135
Accrued liabilities	1,436	1,545
Borrowings under revolving credit facility	668	—
Current portion of:
Long-term debt	164	—
Finance leases and financing obligations	95	117
Operating leases	109	142
Total current liabilities	4,486	3,939
Long-term debt	1,747	1,909
Finance leases and financing obligations	2,791	2,072
Operating leases	2,595	2,537
Deferred income taxes	165	196
Other long-term liabilities	354	367
Shareholders’ equity	4,096	4,931
Total liabilities and shareholders’ equity	$16,234	$15,951

KOHL’S CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended
(Dollars in Millions)	October 29, 2022	October 30, 2021
Operating activities
Net income	$254	$639
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	608	631
Share-based compensation	37	35
Deferred income taxes	(41)	(103)
Loss on extinguishment of debt	—	201
Non-cash lease expense	81	107
Other non-cash expenses	12	10
Changes in operating assets and liabilities:
Merchandise inventories	(1,802)	(1,044)
Other current and long-term assets	102	574
Accounts payable	331	659
Accrued and other long-term liabilities	76	172
Operating lease liabilities	(83)	(107)
Net cash (used in) provided by operating activities	(425)	1,774
Investing activities
Acquisition of property and equipment	(733)	(426)
Proceeds from sale of real estate	31	35
Net cash used in investing activities	(702)	(391)
Financing activities
Proceeds from issuance of debt	—	500
Net borrowings under revolving credit facility	668	—
Deferred financing costs	—	(8)
Treasury stock purchases	(658)	(807)
Shares withheld for taxes on vested restricted shares	(21)	(26)
Dividends paid	(184)	(114)
Reduction of long-term borrowings	—	(1,044)
Premium paid on redemption of debt	—	(192)
Finance lease and financing obligation payments	(81)	(96)
Proceeds from financing obligations	9	8
Proceeds from stock option exercises	1	1
Other	—	(3)
Net cash used in financing activities	(266)	(1,781)
Net decrease in cash and cash equivalents	(1,393)	(398)
Cash and cash equivalents at beginning of period	1,587	2,271
Cash and cash equivalents at end of period	$194	$1,873